SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                                _________

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


                   Date of Report:  February 28, 1996
                    (Date of earliest event reported)


                      D E E R E   &   C O M P A N Y
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-4121
                        (Commission File Number)

                               36-2382580
                    (IRS Employer Identification No.)

                             John Deere Road
                         Moline, Illinois  61265
          (Address of principal executive offices and zip code)

                              (309)765-8000
          (Registrant`s telephone number, including area code)

                 _______________________________________
     (Former name or former address, if changed since last report.)

                           Page 1 of 2 pages.
                         There are no Exhibits.

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Item 5. Other Events

The Deere & Company board of directors today declared the regular quarterly dividend of 20 cents per share, payable May 1, 1996 to shareholders of record on March 31,
1996.

The board today also authorized the repurchase of up to $500 million of Deere &
Company Common Stock.  The Company currently has approximately
262.5 million
shares outstanding.

Deere & Company Chairman and Chief Executive Officer Hans W.
Becherer said,
"Today's action by the board to begin a stock repurchase program recognizes Deere's financial strength and the Company's record operating performance for both the first quarter and the last fiscal year. It also reflects the board's continued confidence that the
Company's future prospects are solid. We believe this action is appropriate and provides excellent value to our shareholders."

At the Company's discretion, repurchases of Deere & Company
Common Stock will be
made from time to time in the open market and through privately negotiated transactions.

On February 15, 1996, the Company reported record first quarter worldwide net income of $166.2 million or $.63 per share, for the quarter ended
January 31, 1996.

                                Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             DEERE & COMPANY

                              By /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary
Dated:  February 28, 1996